Execution Version

SETTLEMENT AGREEMENT AND MUTUAL RELEASE
Effective as of November 20, 2013 (the “Effective Date”), this Settlement Agreement and Mutual Release (the “Agreement”) is entered into by and among STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (“Parent”), IPP ACQUISITION, LLC, a Georgia limited liability company (“Purchaser”), IPP HOLDING COMPANY, LLC f/k/a Interpoint Partners, LLC (“Seller”), W. RAY CROSS (the “Seller Representative”) solely in his capacity as Seller Representative (as defined in that certain Asset Purchase Agreement, as amended, (the “Purchase Agreement”), dated as of December 7, 2011, by and among Parent, Purchaser, Seller, and the members of Seller, and each member of Seller set forth on Exhibit B attached hereto, acting through the Seller Representative as its attorney in fact (each a “Member”)). Each of Parent, Purchaser, Seller, the Seller Representative and each Member are herein referred to, individually, as a “Party” and, collectively, as the “Parties”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.
WHEREAS, on December 7, 2011, Parent, Purchaser, Seller, and the Members entered into the Purchase Agreement pursuant to which Purchaser acquired from Seller and Seller sold to Purchaser substantially all of the operations and assets of Seller;
WHEREAS, Section 3.2 of the Purchase Agreement entitled Seller to receive Earnout Consideration upon satisfaction of certain terms and conditions set forth therein, which if earned would be due and payable by July 31, 2013;
WHEREAS, on July 22, 2013 Purchaser delivered its calculation of the amount of Earnout Consideration that it believed was due and payable, and on August 6, 2013 the Seller Representative (acting on behalf of Seller and the Members) delivered a Claims Notice disputing Purchaser’s calculation of the amount of Earnout Consideration due and payable and asserting that Purchaser and Parent had breached their obligations under Section 3.2 of the Purchase Agreement (the “Alleged Breaches”);
WHEREAS, pursuant to Section 13.1 of the Purchase Agreement, the Seller Representative was appointed as agent and attorney in fact for and on behalf of Seller and each Member with authority to settle all disputes arising under the Purchase Agreement;
WHEREAS, Purchaser, Parent, and the Seller Representative have agreed to settle any and all claims relating to Section 3.2 of the Purchase Agreement, including without limitation, the Alleged Breaches on the terms and conditions provided herein and in consideration of the releases provided herein; and
WHEREAS, the Parties have reached this Agreement after considering the uncertainty of potential future litigation and on the express condition that the Agreement is not an admission of liability by any Party.
NOW THEREFORE, for and in consideration of these premises and in exchange for the promises and releases contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and understood, the Parties hereto hereby agree as follows:

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1.Settlement Payments.
1.1    On the Effective Date, Purchaser and Parent shall deliver to Seller the aggregate sum of $1,300,000 in cash via wire transfer of immediately available funds to the account designated by the Seller Representative.
1.2    On the Effective Date, Parent and Purchaser shall issue to Seller the non-convertible subordinated unsecured promissory note in the original principal amount of $900,000 attached hereto as Exhibit A (the “Earnout Note”).
1.3    On January 1, 2014, Parent shall issue to Members of Seller an aggregate of 400,000 shares of common stock, par value $0.01 (“Common Stock”) per share of Parent (the “Earnout Shares”). Seller hereby instructs that the Earnout Shares be issued directly to Members (on behalf of Seller) in the amounts and in the names set forth on Exhibit B attached hereto. Parent shall deliver certificates representing the Earnout Shares to legal counsel for the Seller Representative for distribution to the Members. Seller and each Member acknowledges that the Earnout Shares are unregistered shares and will be issued containing a restrictive legend.
2.    Additional Obligations of the Parties.
2.1    On the Effective Date, Seller shall execute and deliver to Purchaser and Parent the Subordination Agreement attached hereto as Exhibit C relating to the Earnout Note.
2.2    Each Member agrees not to sell or otherwise transfer any of the Earnout Shares prior to May 1, 2014, provided each Member agrees the Earnout Shares shall remain restricted securities under Rule 144 of the Securities Act (as defined below) prior to July 1, 2014. Immediately prior to July 1, 2014 and thereafter, Parent agrees to promptly coordinate with its transfer agent for the removal of the restrictive legend on all Earnout Shares held by Members that are not then affiliates of Parent and that have not been affiliates of Parent during the prior three months. Upon delivery to Parent of (i) a completed and executed stockholder representation letter in the form attached hereto as Exhibit D (the “Stockholder Representation Letter”) and (ii) the original certificate(s) for the Earnout Shares, Parent shall issue an opinion letter and other instructions required by its transfer agent for the removal of the restrictive legend from such Earnout Shares, and such Earnout Shares without the restrictive legend shall be delivered to such Member (or entered into electronic book entry) on the later of July 1, 2014 or the date that is five (5) business days after the Member’s delivery of such Earnout Shares to the Parent.
3.    Releases and Covenants Not to Sue.
3.1    In consideration of the acts, promises and forbearances of Seller, the Seller Representative, and each Member, as provided for herein, each of Purchaser and Parent hereby waives, releases, acquits and forever discharges the Seller Representative, Seller, each Member, and each of them (and each of their respective predecessors, successors, affiliates, parents, divisions, subsidiaries, assigns, agents, representatives, officers, directors, shareholders and/or attorneys), from any and all claims, demands, actions, charges, complaints, causes of action, suits, demands, rights, liabilities, cross claims, counterclaims, third-party claims, liens, entitlements, costs and expenses (including internal costs and expenses of Purchaser and Parent) or obligations (hereinafter

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referred to as “Purchaser Claims”), of whatever nature, whether known or unknown, whether accrued, potential, inchoate, liquidated, contingent, actual, or asserted, whether arising or pleaded at law or in equity, under contract, statute, tort or otherwise, which exist or may exist as of the date hereof, related to, resulting from or arising out of Section 3.2 of the Purchase Agreement, including, without limitation, the indemnification claims made in connection with the Alleged Breaches. Each of Parent and Purchaser hereby represents and warrants that it has not assigned, alienated, or otherwise transferred any of the Purchaser Claims.
3.2    In consideration of the acts, promises and forbearances of Purchaser and Parent, as provided for herein, Seller, the Seller Representative, and each Member hereby waives, releases, acquits and forever discharges Purchaser and Parent, and each of them (and each of their respective predecessors, successors, affiliates, parents, divisions, subsidiaries, assigns, agents, representatives, officers, directors, shareholders and/or attorneys) from any and all claims, demands, actions, charges, complaints, causes of action, suits, demands, rights, liabilities, cross claims, counterclaims, third-party claims, liens, entitlements, costs and expenses (including, without limitation, costs and expenses incurred by the Seller Representative) or obligations (hereinafter referred to as “Seller Claims”), of whatever nature, whether known or unknown, whether accrued, potential, inchoate, liquidated, contingent, actual, or asserted, whether arising or pleaded at law or in equity, under contract, statute, tort or otherwise, which exist or may exist as of the date hereof, related to, resulting from or arising out of Section 3.2 of the Purchase Agreement, including, without limitation, the indemnification claims made in connection with the Alleged Breaches. Each of Seller the Seller Representative and each Member hereby represents and warrants that it has not assigned, alienated, or otherwise transferred any of the Seller Claims.
3.3    Each Party further agrees that such Party is aware that such Party or such Party’s attorneys may hereafter discover facts different from or in addition to the facts of which such Party or such Party’s attorneys now are aware with respect to the subject matter of this Agreement and that such Party nevertheless intends hereby fully, finally, absolutely and forever to settle the matters released pursuant to this Agreement notwithstanding the discovery of any such different or additional facts.
3.4    Each of Purchaser and Parent (on its behalf and on behalf of its predecessors, successors, affiliates, parents, divisions, subsidiaries, assigns, agents, representatives, officers, directors, shareholders and/or attorneys) covenants and agrees not to bring any legal action or proceeding of any nature or kind, whether civil or administrative, against the Seller Representative, Seller, the Members and each of them (and each of their respective agents, partners, attorneys, insurers, heirs, successors, executors, estates, administrators and assigns) arising from or based in any way on any of the Purchaser Claims released herein, and further agrees not to voluntarily participate in or cooperate with others in connection with the filing of any such legal action or proceeding, except as required by law. Nothing contained herein shall (i) preclude or prevent Purchaser or Parent from complying in good faith with the laws of the United States or the laws of any state or (ii) be deemed or construed to preclude Purchaser or Parent from enforcing the terms of this Agreement.
3.5    Each of Seller, the Seller Representative, and each Member (on its behalf, and on behalf of its and their respective agents, partners, attorneys, insurers, heirs, successors, executors, estates, administrators and assigns) covenants and agrees not to bring any legal action

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or proceeding of any nature or kind, whether civil or administrative, against Purchaser or Parent (and each of their respective predecessors, successors, affiliates, parents, divisions, subsidiaries, assigns, agents, representatives, officers, directors, shareholders and/or attorneys) arising from or based in any way on any of the Seller Claims released herein, and further agrees not to voluntarily participate in or cooperate with others in connection with the filing of any such legal action or proceeding, except as required by law. Nothing contained herein shall (i) preclude or prevent Seller Representative, Seller, or any Member from complying in good faith with the laws of the United States or the laws of any State or (ii) be deemed or construed to preclude Seller, the Seller Representative, or any Member from enforcing the terms of this Agreement.
4.    Representations and Warranties of Parent and Purchaser. Parent and Purchaser, jointly and severely, hereby represent and warrant to Seller as of the date hereof:
4.1    Organization, Authority, and Enforceability. Parent is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and Purchaser is limited liability company, duly organized, validly existing and in good standing under the laws of the State of Georgia. Parent and Purchase each have all requisite power and authority to execute and deliver this Agreement and the Earnout Note and to perform its obligations hereunder and thereunder. Neither Parent nor Purchaser is in violation of its organizational or governing documents. Each of Parent and Purchaser has authorized the execution, delivery, and performance of (i) this Agreement, (ii) the Earnout Note, and (iii) the issuance, sale and delivery of the Earnout Shares. No other corporate or limited liability company action (including shareholder or member approval) is necessary to authorize such execution, delivery and performance of this Agreement, the Earnout Note, and/or the issuance, sale and delivery of the Earnout Shares. When executed and delivered by Parent and Purchaser this Agreement shall constitute the valid and binding obligation of such party, enforceable against such party in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity (“Enforceability Exceptions”).
4.2    Non-Contravention; Consents. The execution and delivery of this Agreement, the Earnout Note, and the issuance, sale and delivery of the Earnout Shares do not, and the fulfillment of the terms hereof and thereof by Parent and Purchaser will not, (i) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, (A) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of Indebtedness, or other material contract of Parent, Purchaser or any of Parent’s subsidiaries or (B) any rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Parent or Purchaser or over their respective properties or businesses, or (ii) require Parent or Purchaser to obtain any material consent, approval or action of, or make any filing with or give any notice to, any corporation, Person or firm or any public, governmental or judicial authority, to the extent not obtained, filed, or noticed on or prior to the date hereof, other than filings required under the Securities Act or Exchange Act (each as defined below).
4.3    Earnout Shares. Upon issuance, sale and delivery as contemplated by this Agreement, the Earnout Shares will be duly authorized, validly issued, fully paid and non-assessable Common Stock of the Company, free and clear of all liens, encumbrances claims and restrictions

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(other than those arising under applicable federal and state securities laws) and all preemptive or similar rights.
5.    Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser and Parent as of the date hereof:
5.1    Organization, Authority, and Enforceability. Seller is limited liability company, duly organized, validly existing and in good standing under the laws of the State of Georgia. Seller has all requisite power and authority to execute and deliver this Agreement and the Earnout Note and to perform its obligations hereunder and thereunder. Seller is not in violation of its organizational or governing documents. Seller has authorized the execution, delivery, and performance of (i) this Agreement and (ii) the Earnout Note. No other limited liability company action (including member approval) is necessary to authorize such execution, delivery and performance of this Agreement or the Earnout Note. When executed and delivered by Seller this Agreement shall constitute the valid and binding obligation of Seller, enforceable against such party in accordance with its terms, except that such enforcement may be subject to Enforceability Exceptions.
5.2    Non-Contravention; Consents. The execution and delivery of this Agreement and the Earnout Note do not, and the fulfillment of the terms hereof and thereof by the Seller will not, (i) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, (A) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of Indebtedness, or other material contract of Seller or (B) any rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Seller or its properties or businesses, or (ii) require Seller to obtain any material consent, approval or action of, or make any filing with or give any notice to, any corporation, Person or firm or any public, governmental or judicial authority, to the extent not obtained, filed, or noticed on or prior to the date hereof, other than filings required under the Securities Act or Exchange Act (each as defined below).
6.    Representations and Warranties of Members. Each Member executing this Agreement hereby represents and warrants to Purchaser and Parent as of the date hereof:
6.1    Authority and Enforceability. Such Member has all requisite power and authority to execute and deliver this Agreement and the Earnout Note and to perform their obligations hereunder and thereunder. Such Member is not in violation of their organizational or governing documents, if applicable. Such Member has authorized the execution, delivery, and performance of (i) this Agreement and (ii) the Earnout Note. No other company or corporate action (including member or stockholder approval), if applicable, is necessary to authorize such execution, delivery and performance of this Agreement or the Earnout Note. When executed and delivered, this Agreement shall constitute the valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except that such enforcement may be subject to Enforceability Exceptions.
6.2    Non-Contravention; Consents. The execution and delivery of this Agreement and the Earnout Note do not, and the fulfillment of the terms hereof and thereof by will not, (i) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, (A) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of Indebtedness, or other material contract of such Member

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or (B) any rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over such Member or such Member’s properties or businesses, or (ii) require them to obtain any material consent, approval or action of, or make any filing with or give any notice to, any corporation, Person or firm or any public, governmental or judicial authority, to the extent not obtained, filed, or noticed on or prior to the date hereof, other than filings required under the Securities Act or Exchange Act (each as defined below).
7.    Representations and Warranties of Seller Representative. Seller Representative hereby represents and warrants to Purchaser and Parent as of the date hereof that he is the true and lawful attorney-in-fact and agent of each Member and may act in his name, place and stead with respect to all matters arising in connection with the Purchase Agreement, including, without limitation, the power and authority to execute this Agreement and bind each Member to the terms hereof.
8.    Adjustments to Conversion Price. In order to prevent dilution of the Earnout Shares granted under Section 1.3, the Earnout Shares are subject to adjustment from time to time as follows:
8.1    Subdivision or Combination of Stock. If and whenever Parent shall at any time subdivide its outstanding Common Stock into a greater number of shares prior to the issuance of the Earnout Shares, the number of Earnout Shares immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding Common Stock of Parent shall be combined into a smaller number of shares, the number of Earnout Shares in effect immediately prior to such combination shall be proportionately decreased.
8.2    Stock Dividends. If and whenever at any time Parent shall declare a dividend or make any other distribution upon any class or series of stock of Parent payable in Common Stock of Parent prior to the issuance of the Earnout Shares, the number of Earnout Shares in effect immediately prior to such dividend or distribution shall be proportionately increased as if such dividend or distribution had been made by way of a subdivision pursuant to Section 8.1 above.
8.3    Reorganization, Reclassification, Consolidation, Merger. If any capital reorganization, reclassification of the Common Stock of Parent, consolidation or merger of Parent with another corporation, or sale, transfer or other disposition of all or substantially all of Parent’s properties to another corporation shall be effected prior to the issuance of the Earnout Shares (a “Corporate Transaction”), then, lawful and adequate provision shall be made whereby each Member shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Earnout Shares immediately theretofore issuable pursuant to this Agreement, such shares of stock, securities or properties (including cash paid as partial consideration) (collectively, the “Substitute Securities”) as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Common Stock of Parent equal to the number of Earnout Shares issuable pursuant to this Agreement immediately prior to such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, and in any such case, appropriate provision shall be made with respect to the rights and interests of each Member to the end that the provisions hereof shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any Substitute Securities thereafter deliverable upon the exercise thereof. The above provisions of this Section 8.3 shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, sales, transfers or dispositions, to the extent occuurinng

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prior to issueance of the Earnout Shares. For the avoidance of doubt, in the event of a Corporate Transaction prior to the issuance of the Earnout Shares under this Agreement, each Member’s right to receive the Earnout Shares shall be accelerated immeidatedly prior to such Corporate Transaction, and in lieu thereof, each Member may elect to receive the Substitute Securities.
9.    Rule 144 Compliance. With a view to making available to the Members the benefits of Rule 144 under the Securities Act of 1933 (as amended, and the rules and regulations thereunder, which shall be in effect from time to time, the “Securities Act”) and any other rule or regulation of the Securities and Exchange Commission (the “Commission”) that may at any time permit a holder to sell securities of Parent to the public without registration, Parent shall:
9.1    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof;
9.2    use best efforts to file with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Securities Exchange Act of 1934 (as amended, and the rules and regulations thereunder, which shall be in effect from time to time, the “Exchange Act”), at any time which Parent is subject to such reporting requirements; and
9.3    furnish to any Members (or its transferees) so long as any Member owns Earnout Shares, promptly upon request, a written statement by Parent as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act.
10.    This Agreement is entered into in a compromise settlement of disputed claims. Nothing contained in this Agreement shall constitute, or shall be construed as, an admission of fact, liability, or wrongdoing on the part of any Party hereto.
11.    The Parties hereby agree and warrant that they will each be responsible for satisfaction of their own fees, expenses, and costs (including those of attorneys and other professionals) incurred in connection with the disputes between the Parties relating to Section 3.2 of the Purchase Agreement.
12.    Each of Seller, the Seller Representative, and each Member hereby acknowledges and agrees that this Agreement will be filed by Parent with the Securities and Exchange Commission and therefore the terms of this Agreement will not be confidential.
13.    Each of Seller, the Seller Representative, and each Member hereby acknowledges, agrees, and reaffirms that all information provided by Purchaser, Parent, or their representatives to the Seller Representative and its representatives relating to the calculation of the Earnout Consideration, the Alleged Breaches, or otherwise provided in connection with the matters settled by this Agreement constitutes “Confidential Information” that is subject to the provisions of Section 3 of the Restrictive Covenant Agreement, dated December 7, 2011 among Parent, Purchaser, Seller, and the Members.

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14.    Each Party has been advised, or had the opportunity to be advised, by its own attorneys, and no rule of construction shall be used against any Party for any role in drafting this document.
15.    Each Party and each person executing this Agreement expressly represents and warrants to every other Party that any necessary resolution, action, or authority to approve and execute this Agreement has been obtained and that the person signing for such Party can and does bind such Party to the contents of this Agreement. This Agreement may be signed in counterparts and delivered by facsimile, electronic mail, or otherwise, each of which shall be deemed an original for all purposes, and may be an enforceable part of a collection of separately signed copies.
16.    The Agreement and the rights and obligations of the Parties hereunder shall be construed, interpreted, and enforced according to the laws of the State of Georgia, without regard to conflict of laws principles. For the sole purpose of this Agreement and any controversy arising hereunder, each Party hereby submits itself to the exclusive jurisdiction of the state or federal courts sitting in Fulton County, Georgia, and waives any objection (on the grounds of each of jurisdiction or forum non conveniens, or otherwise) to the jurisdiction of any such court. Each Party irrevocably waives any objection that it now has or hereafter may have to the laying of venue of any suit, action, or proceeding brought in any such court and further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. In any suit, action, or proceeding to enforce the provisions of this Agreement, the prevailing party shall be entitled to recovery of its attorney fees, costs, and litigation expenses.
17.    This Agreement constitutes the entire and integrated agreement between the Parties and supersedes any prior negotiations, representations, or agreements, either oral or written, except those contained herein. No waiver or modification of this Agreement in whole or in part will be binding on any Party unless made in writing and signed by a duly authorized representative of such Party. This Agreement may be modified or amended in any respect only by a writing duly executed by each of the Parties hereto.
18.    This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective predecessors, successors, assigns, administrators, beneficiaries, and attorneys.
19.    The provisions of this Agreement shall be deemed severable from each other, and if for any reason any section, clause, provision, or part of this Agreement is found to be illegal, invalid, unenforceable or inoperative, such section, clause, provision or part shall not affect the validity or enforceability of any other section, clause, provision or part thereof.
20.    The Parties and their attorneys agree to cooperate fully, and execute any and all documents and to take all additional actions which may be reasonably necessary and appropriate to give full force and effect to the terms and intent of this Agreement.
21.    Time is of the essence with respect to Parent’s and Purchaser’s obligations under this Agreement.
[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Settlement Agreement and Mutual Release as of the date first written above.

STREAMLINE HEALTH SOLUTIONS, INC. By: /s/ Nicholas A. Meeks Name: Nicholas A. Meeks Title: SVP and CFO
IPP ACQUISITION, LLC By: /s/ Nicholas A. Meeks Name: Nicholas A. Meeks Title: SVP and CFO
IPP HOLDING COMPANY, LLC By: /s/ W. Ray Cross Name: W. Ray Cross Title: Sole Manager
/s/ W. Ray Cross W. RAY CROSS, as Seller Representative and as agent and attorney-in-fact for each member of Seller set forth on Exhibit B attached hereto.

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Execution Version

EXHIBIT A
Earnout Note
See attached

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Execution Version

EXHIBIT B
Earnout Share Distribution

Member	Earnout Shares	%
James Skrinska	102,677	25.67%
Matt Seefeld	102,677	25.67%
Kurt Seefeld	7,326	1.83%
Susan Seefeld	15,121	3.78%
Peyton Meroney	6,921	1.73%
John Skrinska	11,740	2.94%
Clay Hale	5,182	1.30%
Leland Roberts	8,587	2.15%
Dice Roberts	8,944	2.24%
Mike Roberts	8,944	2.24%
Interpoint Investment Group, LLC	121,881	30.47%
	400,000	100.00%

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Execution Version

EXHIBIT C
Subordination Agreement
See attached

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Execution Version

EXHIBIT D
Form of Stockholder Representation Letter
Stockholder’s Rule 144 Representation Letter
__________, 2014
Streamline Health Solutions, Inc.
1230 Peachtree Street, NE, Suite 1000
Atlanta, GA 30309
Attn: Jack W. Kennedy, Jr., SVP and Chief Legal Officer

Re:	Proposed removal of legend on ______ shares of Common Stock (the “Shares”) of Streamline Health Solutions, Inc. (the “Issuer”) Pursuant to SEC Rule 144 (“Rule 144”)
Dear Ladies and Gentlemen:
The undersigned proposes to remove the legend on _____ shares of Common Stock of the Issuer in accordance with the requirements of Rule 144. In this connection, the undersigned represents to you and warrants as follows:

1.	The undersigned is not an underwriter with respect to the Shares, nor will any proposed transaction involving the Shares be part of a distribution of securities of the Issuer.

2.	The undersigned is not currently an affiliate of the Issuer and has not been an affiliate of the Issuer for a period of three months prior to the date hereof.

3.
Based in part upon information furnished by the Issuer, the Shares are fully paid and a minimum of six-months have elapsed since the date that the Shares were acquired from the Issuer or an affiliate thereof as described in Rule 144.

4.
Based on information published or made available to the undersigned by the Issuer and relied upon by the undersigned, the undersigned has reason to believe there is available adequate current public information with respect to the Issuer.

The undersigned is familiar with the aforesaid Rule 144 and agree that, in connection with the matters described above, you and your counsel, Womble Carlyle Sandridge & Rice, LLP, are relying on the statements made herein. Womble Carlyle Sandridge & Rice, LLP may rely on such statements as if this letter were addressed to them.
Sincerely,

[Insert stockholder name exactly as it appears
on stock certificate below signature line]

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